Exhibit 99

The First Bancshares, Inc. Officers to Present at Gulf South Bank Conference

HATTIESBURG, Miss.--(BUSINESS WIRE)--May 9, 2014--The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) will make a presentation to bank stock analysts and investors at the 2014 Gulf South Bank Conference at the Ritz-Carlton Hotel in New Orleans, Louisiana, Tuesday, May 13, 2014 at 9:30 a.m. Central Time.

A live webcast of the presentation will be available at the company’s website www.thefirstbank.com under the Investor Relations section. This will be an interactive session between management and those attending the conference; others may listen to the live broadcast. A replay of the presentation will be available for 90 days following the conference.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, the First has operations in south Mississippi, Louisiana and south Alabama. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

CONTACT:
The First Bancshares, Inc.
M. Ray “Hoppy” Cole, CEO, 601-268-8998
or
DeeDee Lowery, CFO, 601-268-8998